UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

September 9, 2016

(Date of Report (Date of Earliest Event Reported))

EXTRA SPACE STORAGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32269	20-1076777
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 East Cottonwood Parkway, Suite 400

Salt Lake City, Utah 84121

(Address of Principal Executive Offices)

(801) 365-4600

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016, Extra Space Storage Inc. (the “Company”) announced that Spencer F. Kirk will retire as the Company’s Chief Executive Officer, effective December 31, 2016. Mr. Kirk will continue to serve on the Company’s board of directors.

On September 9, 2016, in connection with Mr. Kirk’s planned retirement, the Company’s board of directors selected Joseph (Joe) D. Margolis, 55, to succeed Mr. Kirk as the Company’s Chief Executive Officer, effective January 1, 2017. Mr. Margolis has served as the Company’s Chief Investment Officer since July 2015 and previously served as a member of the Company’s board of directors from February 2005 to July 2015, including as a member of its Audit Committee and Compensation, Nominating and Governance Committee. Prior to joining the Company as Chief Investment Officer, Mr. Margolis served as Senior Managing Director and Partner at Penzance Properties in the Washington, D.C. metro area. Previously, Mr. Margolis was a co-founding partner of Arsenal Real Estate Funds from 2004 through 2011. Before forming Arsenal, Mr. Margolis held senior positions at Prudential Real Estate Investors from 1992 to 2004 in portfolio management, capital markets and as General Counsel. Mr. Margolis is a graduate of Harvard College and Columbia University School of Law.

Mr. Margolis’ annual base salary will increase from $500,000 to $750,000 in connection with his appointment as the Company’s Chief Executive Officer. In addition, he will remain eligible for an annual bonus, equity awards and other employee benefits in accordance with the Company’s executive compensation program.

Item 7.01.	Regulation FD Disclosure.

On September 12, 2016, the Company issued a press release announcing Mr. Kirk’s planned retirement and Mr. Margolis’ appointment as the Company’s Chief Executive Officer, effective January 1, 2017. A copy of the press release is attached hereto as Exhibit 99.1. The information contained in Item 7.01 of this current report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated September 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

Date: September 12, 2016	By	/s/ Gwyn McNeal
	Name:	Gwyn McNeal
	Title:	Executive Vice President and Chief Legal Officer